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INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Berthel Growth Trust II on Form N-2 of our reports dated September 13, 2000 related to Berthel Growth Trust II and April 24, 2000 related to Berthel Fisher & Company Planning, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Independent Public Accountant" and "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP


Cedar Rapids, Iowa
September 18, 2000